EXHIBIT 99.2  —  CFO CERTIFICATION  DATED AUGUST 7, 2002

STATEMENT UNDER OATH OF

PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATED TO EXCHANGE ACT FILINGS

I, Gene. C. Wulf, Principal Financial Officer of Bemis Company, Inc., state and attest that:

(1)                                  To the best of my knowledge, based upon a review of the covered reports of Bemis Company, Inc., and, except as corrected or supplemented in a subsequent covered report:

•                  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)                                  I have reviewed the contents of this statement with the Company’s audit committee.

(3)                                  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  2001 Bemis Company, Inc. Annual Report on Form 10-K filed with the Commission;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Bemis Company, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  any amendments to any of the foregoing.

/s/ Gene C. Wulf
Gene C. Wulf
Chief Financial Officer

Date: August 7, 2002

Subscribed and sworn to before me this 7th day of August 2002.

/s/ Kim U. Poirier	My Commission Expires: January 31, 2005
Notary Public